Exhibit 10.6

Date	:	22-04-2020
Ref No.	:	AFSB/005772/19-11/MSF

MEKAR SUBUR AV SDN BHD [COMPANY NO: 1055070D]
NO. 35-G & 35-1 JALAN 2/115A,
TAMAN PAGAR RUYUNG,
JALAN KUCHAI LAMA,
58200 KUALA LUMPUR.
(hereinafter named as ‘the Borrower’)	PRIVATE & CONFIDENTIAL

Dear Sirs,

Re:	BANKING FACILITY OF RM 860,000.00

AmBank (M) Berhad (Company No. 8515-D) (‘the Bank’) is pleased to inform you that your application for the banking facility [under SMEBiz Solutions Portfolio Guarantee Scheme (‘PGS’)] has been approved subject to the following terms and conditions:

1.0	Types of Facility & Limit

Facility	Limit (RM)
Term Loan (“TL”)	860,000.00
Total	860,000.00

2.0	Purpose of Facility

Facility	Purpose
TL	Working capital requirements

3.0	Tenure & Repayment of Facility

Facility	Tenure	Repayment
TL	7 years	- 84 equal monthly repayments of RM14,590.00, (principal + interest) until full settlement of the Facility. - 1st repayment to commence 5th day of the month after the full drawdown of the Facility.

4.0	Prescribed Rate

Facility	Interest Rate/Fee/Commission
TL	Interest rate at 4.50% p.a. above the Bank’s Base Lending Rate (“ BLR”) (Prescribed Rate) on Monthly rests, which is currently at 6.20% per annum.

AmBank (M) Berhad (8515-D)

A member of the AmBank Group

Retail Distribution: Level 33, Menara AmBank, No. 8, Jalan Yap Kwan Seng, 50450 Kuala Lumpur, Malaysia.

T: +603 2167 3000 F: +603 2780 0020

W: ambankgroup.com

MEKAR SUBUR AV SDN BHD [COMPANY NO:1055070D]	2

5.0	Availability of the Facility

5.1	Subject to the fulfilment of all Conditions Precedent, the facility offered under this Letter of Offer is available for utilisation by the Borrower for up to 12 months from the date of this Letter of Offer (‘Availability Period’). Any undisbursed amounts shall be cancelled at the end of the Availability Period.

6.0	Condition Precedent to Disbursement

6.1	In addition to the Conditions Precedent as contained in the attached Annexure I, the disbursement of the Facility is further subjected to the following conditions:

(a)	Receipt of the Letter of Guarantee in terms acceptable to the Bank from Credit Guarantee Corporation Malaysia Berhad (“CGC”).

(b)	Receipt of duly executed and stamped Joint and Several Guarantee to be executed by the following individuals:-

Name of Guarantor(s)	NRIC Nos / MyKad Nos
LOW YOU SIONG	800805-10-5471

MOHD NAZIL BIN MOHD LAN	900603-12-5157

NUR HAIRUNNISA BINTI JAAFAR	841029-14-6094

The individual and/or company referred at Clause 6.1 (b) above shall hereinafter be collectively referred to as “Guarantor(s)”.

(c)	The Borrower shall have opened and maintained a Current Account / Current Account-i with the Bank for the purpose of disbursement of the approved Banking Facilities by the Bank and to facilitate the monthly instalment.

(d)	Irrevocable standing instruction from the Borrower to debit its current account with the Bank for the repayment of the Banking Facilities.

(c)	To deposit RM8,000.00 into the said Current Account / Current Account-i for the purpose of payment towards the costs of preparation of documentation relating to this Facility and stamping fees.

(f)	The Borrower shall open a designated Debt Service Reserve Account (“DSRA”) with the Bank and the operation of the account shall be as follows:-

i.	The Bank shall be the sole signatory of the DSRA;

ii.	No cheque book shall be issued;

iii.	To maintain a minimum sum of RM178,000.00 (equivalent to no less than twelve (12) months principal and interest instalments at all times during the tenure of the Facility. The Borrower shall make good of any shortfall arises within three (3) days from any withdrawal thereafter; and

The Bank shall be entitled to utilise all proceeds received in the DSRA to settle the principal, interest and/or other outstanding amounts due to the Bank.

And such other documents or security documents as the Bank or the Bank’s solicitors may advise from time to time.

MEKAR SUBUR AV SDN BHD [COMPANY NO:1055070D]	3

7.0	Special Conditions

(a)	The Borrower shall fulfil all the condition precedent within three (3) months from the date of this Letter of Offer; failing which, the Bank reserves the right to cancel the facility.

(b)	The Bank reserves the right to cancel the Facility if there is no utilization within six (6) months from the date of this Facility.

(c)	On best-effort basis, the Borrower shall credit minimum of 30% from the sale proceed on monthly basis to Borrower’s current account with the Bank.

(d)	The Borrower shall make available a protection plan to cover the life of the Borrower’s key persons / officers (collectively referred to as ‘Key Persons’). The premium payable, which will be debited from the customer current account, shall be based on the eligibility of the borrower according to the insurance plan of RM25,000.00 annual premium and shall be subject to confirmation by the insurer pursuant to the insurer’s underwriting guidelines and requirements or the Borrower is encourage to subscribe of AMANAH SAHAM NASIONAL BERHAD VARIABLE PRICE (ASNBV) of RM200,000.00.

8.0	Stamp Duty

All stamp duty payable on this agreement shall be borne by the Borrower, and the Bank is hereby authorized to debit the Borrower’s Current Account towards the payment of the stamp duty.

9.0	Taxes

Unless expressly stated otherwise in this Letter of Offer, the parties agree that any charges, commissions, fees, expenses or similar amount to be used in the calculation of such charges, commissions, fees, expenses (“Charges”) is exclusive of Taxes and such Taxes shall be borne by the Borrower.

If any supply made under or in connection with this Letter of Offer is subject to Taxes, the Bank may increase the consideration provided for by the amount of the Taxes and recover that additional amount from the Borrower in addition to the Charge.

For the avoidance of doubt, the term “Taxes” means any taxes, including but not limited to goods and services tax, value added tax, consumption tax, consumer tax, indirect tax, service tax, duties, levies and other taxes which may now be or hereafter imposed by the Government of Malaysia.

10.0	Enforcement Costs

The Borrower shall promptly on demand pay to the Bank the amount of all costs and expenses (including legal fees) incurred by the Bank in connection with the enforcement of or preservation of any rights of the Bank under this Letter of Offer, and the Bank is hereby authorized to debit the Borrower’s account in respect of such costs and expenses.

11.0	Security

11.1	Subject to approval, CGC will guarantee up to RM602,000.00 (70%) of the Facility Limit under PGS.

11.2	First party deed of assignment and charge over the debt service reserve account (“DSRA”) and all monies standing to the credit of the DSRA to be executed by the Borrower. The DSRA shall:

(a)	at any time and at all times, have a balance standing to its credit which is sufficient to cover no less than 12 months instalment amounting to no less than RM178,000.00 of the principal and interest instalment under the Facility:

(b)	be opened and maintained with the Bank;

(c)	the DSRA shall be operated solely by the Bank.

MEKAR SUBUR AV SDN BHD [COMPANY NO:1055070D]	4

Monies in the DSRA shall be available for the Bank’s withdrawal at any time for the purpose of funding any payment and/or repayment of interest and/or principal amounts due and payable under the Facility. The Borrower shall be liable for and will make good any shortfall in the DSRA arising from changes in the interest rate or arising from any withdrawal of monies from the DSRA. whereby the Borrower shall top up the shortfall within fourteen (14) days from the receipt of such notice from the Bank.

12.0	Guarantee Fee (If applicable)

The Borrower agrees that in the event that the facility is cancelled or fully settled by the Borrower after acceptance/execution by Borrower of this Letter of Offer, the Bank reserves the right to recover the one (1) year guarantee fee amounting to 3.10% per annum of the Facility amount / Facility outstanding paid by the Bank to CGC under the guarantee scheme and the Bank is hereby authorized to debit any account maintained by the Borrower with the Bank by giving the Borrower notice of at least twenty one (21) days prior to the effective date of the contractual right of set-off.

13.0	Payroll Services

The Borrower is encouraged to subscribe to the Bank’s payroll services to facilitate the Borrower’s employees’ payroll with the Bank. Upon opening of the employees’ account for payroll, the Borrower is encouraged to use the payroll services to credit the employees’ monthly salary, via the Borrower’s company current account with the Bank, into the employees’ payroll account.

This Facility is also subject to the terms and conditions as set out in Annexure I as attached herein, which shall form an integral part of this Letter of Offer. For all intents and purposes, this Letter of Offer shall be treated and acknowledged as the Principal Instrument towards this Facility.

Please signify your acceptance of the terms and conditions stated herein by signing and returning the enclosed duplicate copy of this Letter of Offer not later than fourteen (14) days from the date hereof, failing which, this Letter of Offer shall lapse, unless extended at the Bank’s absolute discretion.

Thank you, for banking with AmBank

Yours faithfully,

for AmBank (M) Berhad

/s/ Law Yeen Nee	/s/ Chan Yung Han
LAW YEEN NEE	CHAN YUNG HAN
SME Segment Manager	SME Relationship Manager
Distribution, Retail Banking	Distribution, Retail Banking

“I/We hereby confirm the acceptance of the above terms and
conditions and the terms and conditions contained in the attached Annexure”

/s/ Low You Siong
(Authorised Signatories and affix Company’s rubber stamp)
Name : LOW YOU SIONG
Designation : DIRECTOR
MyKad : 800805-10-5471
Date :